UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 23, 2007

Harris Interactive Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Corporate Woods, Rochester , New York	14623

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	585-272-8400

Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 —	Entry into a Material Definitive Agreement.
Item 2.03 —	Creation of a Direct Financial Obligation or an Obligation
under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement.
On August 23, 2007, Harris Interactive Inc. (the “Company”) entered into an interest rate swap arrangement (the “Swap”) with JP Morgan Chase Bank, N.A. (“JP Morgan”). The Swap is for a notional amount of $33,800,000 with an effective date of September 10, 2007 and a maturity date of September 10, 2012. The Swap is designed to reduce a portion of the variability of future interest payments with respect to our credit arrangements with JP Morgan by fixing the interest rate on a portion of our variable rate facilities. The Swap effectively fixes the annual interest rate payable on $33,800,000 at 5.08% plus the applicable margin which currently is 0.75%.
Section 2 — Financial Information
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harris Interactive Inc.
August 29, 2007	By:	/s/ Ronald E. Salluzzo

Name: Ronald E. Salluzzo
Title: Chief Financial Officer and Corporate Secretary